Exhibit 99.3

Confidential

RISK FACTORS

Investing in the PIPE offering (the “Offering”) involves a high degree of risk. Below is a non-comprehensive list of certain risks and uncertainties associated with BSG (as defined below) and its structure after the Business Combination. You should carefully consider these risks and uncertainties, and you should carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in the Offering before making an investment decision. There are many risks that could affect the business and results of operations of BSG, many of which are beyond its control. If any of these risks or uncertainties occurs, BSG’s business, financial condition, and/or operating results could be materially and adversely harmed. Additional risks and uncertainties not currently known or those currently viewed to be immaterial may also materially and adversely affect BSG’s business, financial condition, and/or operating results. If any of these risks or uncertainties actually occurs, the value of Beacon Street Group, Inc.’s equity securities may decline, and any investor in the Offering may lose all or part of its investment.

Unless the context otherwise requires, all references in this section to “BSG” refer to the business of Beacon Street Group, LLC and its subsidiaries prior to the consummation of the Business Combination, which will be the business of Beacon Street Group, Inc. and its subsidiaries following the consummation of the Business Combination.

Risks Related to BSG

Risks Related to BSG’s Business and Industry

BSG’s business depends on its ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with BSG and to purchase additional products and services from BSG. If BSG’s subscription renewal rates decrease, or BSG does not accurately predict subscription renewal rates, its revenue and operating results may be adversely affected.

To increase its revenue and maintain profitability, BSG must attract new subscribers and retain, and expand the subscriptions of, existing subscribers. BSG’s ability to successfully attract and retain subscribers to its subscription products depends in part on the quality of the content, including the performance of any investment ideas published. To the extent the returns on such investments fail to meet or exceed the expectations of BSG’s subscribers or the performance of relevant benchmarks, BSG’s ability to attract new subscribers or retain existing subscribers to such services will be adversely affected.

Over 90% of BSG’s revenue is typically generated from existing subscribers through their recurring subscriptions. BSG’s subscribers have no obligation to renew their subscriptions for products after the expiration of the subscription period, which is typically one year, and in the normal course of business some subscribers have elected not to renew their subscriptions. In addition, BSG’s subscribers may renew for lower subscription amounts or for shorter contract lengths. BSG may not accurately predict renewal rates for its subscribers, and its renewal rates may decline or fluctuate as a result of a number of factors, including subscribers usage, pricing changes, expiration of temporary product promotions, number of products or services used by BSG’s subscribers, customer satisfaction or dissatisfaction with BSG’s products or services, pricing or capabilities of the products and services offered by BSG’s competitors, increased competition, reduction in customer spending levels, changes in BSG’s renewal policies or practices for subscribers, and deteriorating general economic conditions. If BSG’s subscribers do not renew their subscriptions or decrease the amount they spend with BSG, BSG’s revenue will decline and its business will suffer.

BSG’s success also depends on its ability to sell additional products, more subscriptions, or higher-priced and premium editions of its products and services to its current subscribers, which requires increasingly sophisticated and costly sales efforts. BSG seeks to expand existing subscriptions by deepening customer engagement through new touchpoints and expanding its portfolio of tools and products for purchase. The rate at which BSG’s existing subscribers purchase new or enhanced services depends on a number of factors, including the quality of BSG’s content, general economic conditions, the level of interest and investment in individual stocks and other self-directed investment vehicles versus index funds, exchange-traded funds and other passive investment vehicles, and BSG’s subscribers’ receptiveness to higher-priced and premium tools and products.

Failure to maintain and protect BSG’s reputation for trustworthiness and independence may harm its business. In addition, in the event the reputation of any of BSG’s current or former directors, officers, key contributors, editors, or editorial staff were harmed for any reason, BSG’s business, results of operations, and financial condition could suffer.

BSG believes its brand is highly regarded because of the integrity of its editorial content. Independence is at the core of BSG’s brand and business, and BSG believes that its reputation is its greatest corporate asset. Importantly, BSG believes that one of its greatest competitive advantages is the loyalty that it has gained from its subscribers as a direct result of its brand, reputation for integrity, and ability to deliver high-quality products and services. To protect BSG’s brand, its corporate policies, codes of conduct, and workplace culture demand that all of its content providers, whether employees or outside contributors, adhere to rigorous standards of integrity and independence, including guidelines that are designed to prevent any actual, potential, or perceived conflict of interest, and to comply with all applicable laws, including securities laws. The occurrence of events such as BSG’s misreporting a market event, the non-disclosure of a security ownership position by one or more of its content providers, the manipulation of a security by one or more of its content providers, or any other breach of BSG’s compliance policies could harm its reputation for trustworthiness and reduce readership.

In the event the reputation of any of BSG’s current or former directors, officers, key contributors, editors, or editorial staff were harmed for any other reason, BSG could suffer as a result of its association with such individual, including if the quantity or value of future services it received from the individual was diminished. In particular, BSG and its operating brands depend heavily on the ideas and reputation of their editors and editorial teams, and often name products and operating companies after members of those editorial teams. To the extent that any such editors or editorial team members have, in the past, been the subject of regulatory actions, accusations, claims, investigations, lawsuits, or settlements, such actions may have or may continue to have a negative impact on BSG’s reputation, readership and financial results. Furthermore, if, at any point in the future, any editors, contributors, or other personnel associated with BSG, its products, or brands, or businesses that BSG may acquire become the subject of regulatory actions, accusations, claims, investigations, lawsuits, or settlements, any such action may have a negative impact on BSG’s reputation, readership, and financial results. These risks apply to editors, contributors, or other personnel of BSG that are currently part of the BSG organization, as well as any such people that were part of BSG in the past or become part of BSG in the future, whether by acquisition or otherwise. In addition, any failures by BSG to continue to effectively instill in its employees the non-negotiable expectation of independence and integrity may devalue its reputation over time. BSG’s reputation may also be harmed by factors beyond its control, such as adverse news reports about its products and services, negative publicity about the investment newsletter industry generally, or negative publicity about key personnel associated with BSG’s business. These events could materially adversely affect BSG’s business, results of operations, and financial condition.

BSG faces significant competition. Many of BSG’s competitors and potential competitors have larger customer bases, more established brand recognition, and greater financial, marketing, technological, and personnel resources than BSG does, which could put BSG at a competitive disadvantage. Additionally, some of BSG’s competitors and potential competitors are better capitalized than BSG is and able to obtain capital more easily, which could put BSG at a competitive disadvantage.

BSG experiences intense competition across all markets for its products, with competitors ranging in size from smaller, specialized publishers to multimillion dollar corporations. Some of BSG’s competitors have larger customer bases, more established name recognition, a greater market share, and larger financial, marketing, technological, and personnel resources than BSG does. In particular, BSG’s services face intense competition from other providers of business, personal finance, and investing content, including:

•	free online financial news aggregators, like Yahoo! Finance and Seeking Alpha;

•	traditional financial news publishers, like The Wall Street Journal, Investor’s Business Daily, and Barron’s;

•	consumer-focused online subscription businesses, such as The Motley Fool; and

•	institutional financial software providers, such as Bloomberg, FactSet, and S&P Global.

BSG’s ability to compete successfully depends on many factors, including the quality, originality, timeliness, insightfulness, and trustworthiness of its content and that of its competitors, the popularity and performance of its contributors, the success of its recommendations and research, BSG’s ability to introduce products and services that keep pace with new investing trends, its ability to adopt and deploy new technologies for running its business, the ease of use of services developed by BSG or its competitors, and the effectiveness of BSG’s sales and marketing efforts. Future competitive pressure may result in price reductions, lower sales volumes, reduced margins, or loss of market share, any of which could materially adversely affect BSG’s business, results of operations, and financial condition. Accordingly, BSG cannot guarantee that it will be able to compete effectively with its current or future competitors or that this competition will not significantly harm BSG’s business.

Additionally, advances in technology have reduced the cost of production and online distribution of print, audio, and video content, including content like podcasts, which has lowered the bar for market entry to providers of both free and paid content. While BSG’s platform does not rely on ad-sponsored content, many of its competitors offer ad-sponsored content that enables them to deliver content for low, or no, subscription costs. BSG competes with these other publications and services for customers, employees, and contributors. In addition, media technologies and platforms are rapidly evolving, and the technologies and platforms through which data is consumed can shift quickly. Certain of BSG’s competitors may be better situated to quickly take advantage of consumer preference for new technologies and platforms, and the economics of distributing content through the use of new technologies and platforms may be materially different from the economics of distributing content through BSG’s current platforms. If BSG fails to offer its content in the manner or on the platforms in which its audience desires to consume it, or if BSG does not have offerings that are as compelling and/or cost effective as those of its competitors, BSG’s business, results of operations, and financial condition may be materially adversely affected.

Adverse or weakened conditions in the financial sector, global financial markets, and global economy may impact BSG’s results.

BSG’s business results are partly driven by factors outside of its control, including general economic and financial market trends. Any unfavorable changes in the environment in which BSG operates could cause a corresponding negative effect on its business results, as they may cause customers to become particularly cautious about capital and data content expenditures. As a result, BSG may experience lower revenue, cash flow, and other financial results in the event of a market downturn. In addition, global macroeconomic conditions and U.S. financial markets remain vulnerable to potential risks posed by exogenous shocks, which could include, among other things, political and financial uncertainty in the United States and the European Union, concerns about China’s economy, complications involving terrorism, armed conflicts, civil unrest around the world, or other challenges to global trade or travel, such as the effect on the global economy posed by the COVID-19 pandemic.

Furthermore, BSG’s average [Paid Subscriber] is between 50 and 70 years old, people at or approaching retirement age who are particularly vulnerable during economic downturns. Therefore, a prolonged period of contraction in the global economy could adversely affect BSG’s business, results of operation, and financial condition.

If BSG fails to adequately market its products and services, or to monitor and manage its use of social media platforms as marketing tools, it could have a material adverse effect on BSG’s business, results of operations, and financial condition.

BSG’s marketing efforts are designed to identify and attract prospective subscribers primarily within BSG’s target market and ultimately convert them into full lifetime members. BSG also employs marketing to promote its content, drive conversation about its content and services, and promote visits by its subscribers. BSG utilizes a broad mix of marketing programs and platforms, including social media sites, to promote its services and content to current and prospective subscribers.

In order to successfully reach a larger number of prospective subscribers and attract new subscribers, BSG must continually assess the manner and platforms on which it is marketing its products and services. Rapid changes in technology and the ways in which people are reached can make this process more difficult. If BSG is unable to effectively and efficiently market its products and services, BSG’s business, results of operations, and financial condition may be adversely affected.

For example, historically one of BSG’s primary means of communicating with its subscribers and keeping them engaged with its products has been via email communication. BSG’s ability to communicate via email enables it to keep its subscribers updated on new products and present discount and promotional offers, among other things. As consumer habits evolve in the era of web-enabled mobile devices and messaging/social networking apps, usage of email, particularly among the younger demographic, has declined. In addition, deliverability and other restrictions imposed by third-party email providers and/or applicable law could limit or prevent BSG’s ability to send emails to its users. While BSG continually works to find new means of communicating and connecting with its subscribers, there is no assurance that such alternative means of communication will be as effective as email has been. Any failure to develop or take advantage of new means of communication or limitations on those means of communications imposed by laws, device manufacturers, or other sources could have an adverse effect on BSG’s business, financial condition, and results of operations.

BSG may also limit or discontinue use or support of certain marketing sources or activities if advertising rates increase or if BSG becomes concerned by perceptions that certain marketing platforms or practices are intrusive or damaging to its brand. If available marketing channels are restricted, BSG’s ability to engage with and attract subscribers may be adversely affected. In addition, companies that promote BSG’s services or permit BSG to use their marketing platforms may decide that their relationship with BSG negatively impacts their business, or they may make business decisions that negatively impact BSG. For example, if a company that currently promotes BSG’s business decides to compete directly with it, enter a similar business, or exclusively support BSG’s competitors, BSG may no longer have access to their marketing channels.

Furthermore, if BSG is unable to cost-effectively use social media platforms as marketing tools, its ability to acquire new subscribers and its financial condition may suffer. Unauthorized or inappropriate use of BSG’s social media channels could result in harmful publicity or negative customer experiences, which could have an adverse impact on the effectiveness of its marketing in these channels. In addition, substantial negative commentary by others on social media platforms could have an adverse impact on BSG’s ability to successfully connect with consumers. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms, the failure by BSG, its employees, or third parties acting at its direction to comply with applicable laws and regulations could subject BSG to regulatory investigations, lawsuits, including class actions, liability, fines, or other penalties and could result in a material adverse effect on BSG’s business, results of operations, and financial condition. In addition, an increase in the use of social media platforms for product promotion and marketing may cause an increase in BSG’s burden to monitor compliance of such platforms, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations.

To the extent BSG promotes its content inefficiently or ineffectively, it may not be able to obtain expected subscriber acquisition and retention benefits, and BSG’s business, results of operations, and financial condition may be adversely affected.

BSG’s success depends on its ability to respond to and adapt to changes in technology and consumer behavior.

BSG believes the technology landscape has been changing at an accelerating rate over the past several years. Advances in technology have led to an increasing number of methods for delivery of content and have resulted in a wide variety of consumer demands and expectations, which are also rapidly evolving. The increasing number of digital media options available on the Internet, through social networking tools and through mobile and other devices distributing content, is expanding consumer choice significantly. In addition, there has been an increasing focus on technology not merely supplying additional tools for users, but also offering solutions to specific customer problems. Given a multitude of media choices and a dramatic increase in accessible information, consumers may place greater value on when, where, how, and at what price they consume digital content. If BSG is unable to exploit new and existing technologies to distinguish its products and services from those of its competitors or adapt to new distribution methods that provide optimal user experiences, BSG’s business, results of operations, and financial condition may be adversely affected. In addition, BSG’s reputation could suffer if it is perceived as not moving quickly enough to meet the changing needs of investors.

BSG’s future success will continue to depend upon its ability to identify and develop new products and enhancements that address the future needs of its target markets and respond to their changing standards and practices. BSG may not be successful in developing, introducing, marketing, licensing, and implementing new products and enhancements on a timely and cost-effective basis or without impacting the performance, stability, security, or efficiency of existing products and customer systems. Further, any new products and enhancements may not adequately meet the needs of BSG’s target markets. BSG’s failure or inability to anticipate and respond to changes in the marketplace, including competitor and supplier developments, may also adversely affect its business, operations, and growth.

Furthermore, the success of BSG’s software products depends on frequently rolling out new features so that BSG can quickly incorporate user feedback, and BSG cannot guarantee that it will successfully adapt its software to meet such evolving customer needs. BSG’s competitive position and business results may suffer if it fails to meet client demands, if its execution speed is too slow, or if BSG adopts a technology strategy that does not align with changes in the market.

As technology continues to evolve, the expenditures necessary to integrate new technology into BSG’s products and services could be substantial, and BSG may incur additional operating expenses if such integration projects take longer than anticipated. Other companies employing new technologies before BSG is able to do so could aggressively compete with BSG’s business. If BSG is not successful in responding to changes in technology and consumer behavior, it may lose new business opportunities or potential renewals or upgrades from existing subscribers and its business, financial condition, and prospects may be adversely affected.

The effect of the COVID-19 pandemic on BSG’s business is currently unknown, but a worsening or prolonging of its effects may adversely affect BSG’s business, financial condition, and results of operations.

[The novel coronavirus (“COVID-19”)] was first reported in Wuhan, China in December 2019 and subsequently spread to the United States in January 2020. Since then, COVID-19 has spread across the globe and was declared a pandemic by the World Health Organization in March 2020. COVID-19 has had a significant impact on the global supply chain, financial markets, trading activities, and consumer behavior, and the expected duration of these impacts remain uncertain. While the COVID-19 pandemic has not adversely affected BSG’s business and results of operations so far, it remains uncertain how the pandemic will impact its business in the future, and the COVID-19 pandemic may have a negative impact on BSG’s business, liquidity, and results of operations due to the occurrence of some, or all, of the following events or circumstances:

•	extreme volatility in financial and other capital markets;

•	BSG’s inability to manage its business effectively due to key employees becoming ill, working from home inefficiently, and being unable to travel to BSG’s offices;

•	the requirement that BSG’s management team shift its focus to mitigating risks related to COVID-19 and away from day-to-day operations and initiatives;

•	the inability of existing and prospective subscribers to purchase or renew paid subscriptions;

•	disruptions to BSG’s marketing campaigns;

•	fewer opportunities for analysts to attend conferences, symposia, and other research activities;

•	disruptions in BSG’s ability to conduct product development;

•	potential postponement or cancellation of previously planned initiatives or strategic transactions; and

•	system interruptions that slow BSG’s websites or make its websites unavailable as BSG’s third-party software and service providers experience increased usage.

The extent to which the COVID-19 outbreak impacts BSG’s financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new government actions or restrictions, new information that may emerge concerning the severity of COVID-19, the longevity of COVID-19, and the impact of COVID-19 on economic activity. BSG is actively monitoring its business and operations to take appropriate actions with the intention to mitigate risks arising from the COVID-19 pandemic, but there can be no guarantee that the actions BSG takes will be successful. Should the situation worsen and not improve, or BSG’s steps for risk mitigation fail, its business, financial condition, results of operations, and prospects may be materially and adversely affected. To the extent the COVID-19 pandemic adversely affects BSG’s business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

If BSG is unable to successfully integrate acquisitions, identify and integrate future acquisitions, or dispose of assets and businesses, its results of operations could be adversely affected.

As a part of its strategic plan, BSG has acquired businesses and it intends to continue to pursue selective acquisitions to support its business strategy. These acquisitions can involve a number of risks and challenges, any of which could cause significant operating inefficiencies and adversely affect BSG’s growth and profitability. Such risks and challenges include:

•	underperformance relative to BSG’s expectations and the price paid for the acquisition;

•	unanticipated demands on BSG’s management and operational resources;

•	failure to improve scalability;

•	difficulty in integrating personnel, operations, and systems;

•	retention of customers of the combined businesses;

•	inability to maintain relationships with key customers, suppliers, and partners of an acquired business;

•	assumption of contingent liabilities; and

•	acquisition-related earnings charges.

The benefits of an acquisition or an investment may take considerable time to develop, and certain acquisitions may not advance BSG’s business strategy and may fall short of expected return on investment targets. If BSG’s acquisitions are not successful, it may record impairment charges. BSG’s ability to continue to make acquisitions will depend upon its success at identifying suitable targets at acceptable prices, which requires substantial judgment in assessing their values, strengths, weaknesses, liabilities, and potential profitability, as well as the availability of capital.

BSG expects to continue making acquisitions and establishing investments and joint ventures as part of its long-term business strategy. Acquisitions, investments, and joint ventures involve a number of risks. They can be time-consuming and may divert management’s attention from day-to-day operations, particularly if numerous acquisitions or joint ventures are in process at the same time. Financing an acquisition could result in dilution from issuing equity securities, reduce BSG’s financial flexibility because of reductions in its cash balance, or result in a weaker balance sheet from incurring additional debt.

If BSG fails to effectively manage its growth, BSG’s business, results of operations, and financial condition could be harmed.

The scope and complexity of BSG’s business have increased significantly in recent years. The growth and expansion of BSG’s business creates significant challenges for its management, operational, and financial resources. In the event of continued growth of BSG’s operations or the number of its third-party relationships, BSG’s information technology systems and its internal controls and procedures may not be adequate to support its operations. To effectively manage its growth, BSG must continue to improve its operational, financial, and management processes and systems and to effectively expand, train, and manage its employee base. As BSG’s organization continues to grow and it is required to implement more complex organizational management structures, BSG may find it increasingly difficult to maintain the benefits of its corporate culture, including its ability to quickly develop and launch new and innovative products and solutions. This could negatively affect BSG’s business performance.

BSG continues to experience growth in its headcount and operations, which will continue to place significant demands on its management and its operational and financial infrastructure. As BSG continues to grow, it must effectively integrate, develop, and motivate new employees, and it must maintain the beneficial aspects of its corporate culture. If BSG fails to effectively manage its hiring needs and successfully integrate its new hires, BSG’s efficiency, ability to meet its forecasts, and employee morale, productivity, and retention could suffer, and BSG’s business, results of operations, and financial condition could be adversely affected.

In addition, BSG’s rapid growth may make it difficult to evaluate its future prospects. BSG’s ability to forecast its future results of operations is subject to a number of uncertainties, including its ability to effectively plan for and model future growth. BSG has encountered in the past, and may encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If BSG fails to achieve the necessary level of efficiency in its organization as it grows, or if it is not able to accurately forecast future growth, BSG’s business, results of operations, and financial condition could be harmed.

Because BSG recognizes revenue from subscriptions for its services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in BSG’s operating results.

BSG generally recognizes revenue from subscribers ratably over the terms of their subscription agreements, which are typically one year, although it also offers its services for a term of one month or a lifetime membership. As a result, most of the revenue BSG reports in each period is the result of subscription agreements entered into during prior periods. Consequently, a decline in new or renewed subscriptions in any one period may not be reflected in BSG’s revenue results for that period. However, any such decline will negatively affect BSG’s revenue in future periods. Accordingly, the effect of significant downturns in sales, BSG’s failure to achieve its internal sales targets, a decline in the market acceptance of its services, or potential decreases in BSG’s retention rate may not be fully reflected in its operating results until future periods. BSG’s subscription model also makes it difficult for BSG to rapidly increase its revenue through additional sales in any period, as revenue from additional sales must be recognized over the applicable subscription term. By contrast, a significant portion of BSG’s operating costs are expensed as incurred, which occurs as soon as a subscriber purchases a product. As a result, an increase in subscribers could result in recognition of more costs than revenue in the earlier portion of the subscription term. BSG may not attain sufficient revenue to maintain positive cash flow from operations or achieve profitability in any given period.

BSG’s business, products, and facilities are at risk of a number of material disruptive events that its operational risk management and business continuity programs may not be adequate to address.

BSG’s business and products are dependent on its ability to provide investment research, software applications, and other products and services on a current and time-sensitive basis. BSG relies extensively on its computer systems and other network infrastructure, which are located across multiple facilities in the United States. Problems in BSG’s network systems may lead to cascading effects involving downtime, overloading of third-party data centers, and other issues that may affect BSG’s subscribers. BSG and its vendors are at risk of disruptions from numerous factors, including major weather events, fires, droughts, floods, earthquakes, volcanic activity, diseases, epidemics, pandemics, violent incidents, terrorist attacks, natural disasters, power loss, telecommunications, Internet, and other critical infrastructure failures, governmental actions, strikes and labor disturbances, riots, civil unrest, terrorism, war, abrupt political change, viruses, cybersecurity attacks and breaches, responses by various governments and the international community to any such acts, and other events beyond BSG’s control. Such events could cause delays in initiating or completing sales, impede BSG’s subscribers’ access to its products and services, disrupt or shut down critical client-facing and business processes, impede the travel of BSG’s personnel, dislocate its critical internal functions and personnel, and in general harm BSG’s ability to conduct normal business operations, any of which could negatively impact BSG’s financial condition and operating results.

BSG’s database and network facilities, and those of its third-party service providers, may also be vulnerable to security breaches, including cyberattacks, viruses, and denial of service attacks that could lead to misappropriation of BSG’s data, corruption of its databases, or limitation of access to its information systems. To defend against these threats, BSG implements a series of controls focusing on both prevention and detection, including firewalls, intrusion detection systems, automated scanning and testing, server hardening, antivirus software, training, and patch management. BSG makes significant investments in servers, storage, and other network infrastructure to prevent incidents of network failure and downtime, but it cannot guarantee that these efforts will work as planned. These risks may be increased with respect to operations housed at facilities outside of BSG’s direct control, and currently all of the communications, networks, and computer hardware used to operate the cloud for BSG’s platforms is located at facilities maintained by third parties that BSG does not own or control.

BSG may modify, enhance, upgrade, and implement new systems, procedures, and controls to reflect changes in its business, technological advancements, and industry trends. These upgrades can create risks associated with implementing new systems and integrating them with existing ones. BSG may also incur additional costs in relation to any new systems, procedures, and controls, and additional management attention could be required in order to ensure an efficient integration, placing burdens on BSG’s internal resources.

Most of BSG’s products and services depend heavily on BSG’s electronic delivery systems and the Internet. BSG’s ability to deliver information using the Internet may be impaired because of infrastructure failures or outages in its systems or those of its third-party service providers or Internet providers, malicious attacks, or other factors. If disruptions, outages, failures, or slowdowns of BSG’s electronic delivery systems or the Internet occur, BSG’s ability to distribute its products and services effectively and to serve its subscribers may be impaired.

BSG is also subject to potential shortcomings in its own business resilience practices, such as failures to fully understand dependencies between different business processes across the locations at which they are performed, inadequate vendor risk assessment and management processes and critical vendor dependencies, concentration of certain critical activities in areas of geopolitical risk or with “single point of failure” employees or employee groups, and possibly ineffective location recovery strategies in the event of a location disruption.

Disruptions to BSG’s third-party technology providers and management systems could harm its business and lead to loss of subscribers.

BSG depends on third-party technology providers and management systems to distribute its content and process transactions. BSG exercises no control over its third-party vendors or the infrastructure or networks under which they operate, which makes it vulnerable to any errors, interruptions, or delays in their operations. Any disruption in the services provided by these vendors, or an inability to keep up with BSG’s growing demands for capacity, could have significant adverse impacts on BSG’s business reputation, customer relations, and operating results. Upon expiration or termination of any of BSG’s agreements with third-party vendors, BSG may not be able to replace the services provided to it in a timely manner or on terms and conditions, including service levels and cost, that are favorable to it, and a transition from one vendor to another vendor could subject BSG to operational delays and inefficiencies until the transition is complete.

BSG’s future success depends on attracting, developing, and retaining capable management, editors, and other key personnel.

BSG’s ability to compete in the marketplace depends upon its ability to recruit and retain key employees, including executives to operate its business, technology personnel to run its publishing, commerce, communications, video, and other systems, direct marketers to sell subscriptions, and salespersons to sell its subscriptions.

Many of BSG’s key employees are bound by agreements containing non-competition provisions. There can be no assurances that these arrangements with key employees will provide adequate protections to BSG or will not result in management changes that would have material adverse impact on BSG. In addition, BSG may incur increased costs to continue to compensate its key executives, as well as other employees, through competitive salaries, stock ownership, and bonus plans. Nevertheless, BSG can make no assurances that these programs will allow BSG to retain its management or key employees or hire new employees. The loss of one or more of BSG’s key employees, or its inability to attract experienced and qualified replacements, could materially adversely affect BSG’s business, results of operations, and financial condition.

In addition, some of BSG’s products, particularly its editorial products, reflect the talents, efforts, personalities, investing skills, portfolio returns, and reputations of their respective editors. As a result, the services of these key editors and analysts form an essential element of BSG’s revenue. There is a limited pool of editors and analysts who have the requisite skills, training, and education necessary to meet BSG’s standard for its editorial products. BSG competes with many businesses and organizations that are seeking skilled individuals, particularly those with experience in the financial industry and those with degrees in technical fields, who are particularly critical to BSG’s editorial products. Competition for such professionals can be intense, as other companies seek to enhance their positions in the markets BSG serves.

If BSG is unable to retain key editors and analysts, or should it lose the services of one or more of them to death, disability, loss of reputation, or any other reason, or should their popularity diminish or their investing returns and investing ideas fail to meet or exceed benchmarks and investor expectations, BSG may fail to attract new editors and analysts acceptable to its readers. Therefore, the loss of services of one or more of BSG’s key editors and analysts could have a material adverse effect on its business, results of operations, and financial condition.

BSG may require additional capital to support business growth, and such capital might not be available on acceptable terms, if at all.

BSG intends to continue to make investments to support its business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance its existing services, improve its operating infrastructure, or acquire complementary businesses and products. Accordingly, BSG may need to engage in equity or debt financings to secure additional funds. If BSG raises additional funds through future issuances of equity or convertible debt securities, Beacon Street Group, Inc.’s existing stockholders could suffer significant dilution, and any new equity securities it issues could have rights, preferences, and privileges superior to those of holders of Class A common stock. Any debt financing BSG may pursue in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for BSG to obtain additional capital and to pursue business opportunities, including potential acquisitions. BSG may not be able to obtain additional financing on terms favorable to it, if at all. If BSG is unable to obtain adequate financing or financing on terms satisfactory to it when it requires it, BSG’s ability to continue to support its business growth and to respond to business challenges could be significantly impaired, and its business may be harmed.

BSG is subject to payment processing risk.

BSG’s subscribers pay for its services using a variety of different payment methods, including credit and debit cards, gift cards, prepaid cards, and direct debit. BSG relies on internal systems, as well as those of third parties, to process payments. Acceptance and processing of these payment methods are subject to certain rules and regulations, including additional authentication requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, changes in public perception and confidence in the payment systems BSG is utilizing, delays in receiving payments from payment processors, changes to rules or regulations concerning payments, loss of payment partners, and/or disruptions or failures in BSG’s payment processing systems, partner systems, or payment products, including products BSG uses to update payment information, its revenue, operating expenses, and results of operations could be adversely impacted. In addition, from time to time, BSG encounters fraudulent use of payment methods, which could impact its results of operations and, if not adequately controlled and managed, could create negative consumer perceptions of its products and services. If BSG is unable to maintain its fraud and chargeback rate at acceptable levels, card networks may impose fines, its card approval rate may be impacted, and BSG may be subject to additional card authentication requirements. The termination of BSG’s ability to process payments on any major payment method would significantly impair its ability to operate its business.

Risks Related to BSG’s Legal and Regulatory Matters

Failure to comply with laws and regulations or other regulatory action or investigations, including with respect to the federal and state securities laws, could adversely affect BSG’s business.

Various aspects of BSG’s business and services are subject to federal, state, and local regulation, as well as regulation outside the United States. BSG relies upon the “publisher’s exclusion” from the definition of “investment adviser” under Section 202(a)(11)(D) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and corresponding state securities laws for BSG’s investment newsletter business. In order to maintain BSG’s qualification for this exclusion, its newsletter publications must be: (1) of a general and impersonal nature, in that the advice provided is not adapted to any specific portfolio or any client’s particular needs; (2) “bona fide” or genuine, in that it contains disinterested commentary and analysis as opposed to promotional material; and (3) of general and regular circulation, in that it is not timed to specific market activity or to events affecting, or having the ability to affect, the securities industry. If BSG fails to comply with the regulatory requirements concerning this exclusion, it may face sanctions as an unregistered investment adviser or other results that could have a negative effect on its business.

In recent years, consumer protection regulations, particularly in connection with marketing on the Internet and consumer privacy, have become more aggressive, and BSG expects that new laws and regulations will continue to be enacted at the local, state, national, and international levels. In addition, there is extensive regulatory scrutiny of financial publishers and investment newsletters because of concerns over schemes involving touting, front running, “pumping and dumping,” scalping, undisclosed conflicts of interest, deceptive marketing, and false performance claims. Any new legislation and enhanced scrutiny, alone or combined with increasingly aggressive enforcement of existing laws, could make BSG’s ability to comply with applicable laws and regulations more difficult and expensive. In addition, BSG has been, and may in the future continue to be, the subject of requests from or investigations by state and federal regulatory bodies, and may be subject to continued or increased regulatory scrutiny in the future. Any of the foregoing could have a material adverse effect on BSG’s business, results of operations, and financial condition.

BSG could face liability for the information and data it collects and distributes or the reports and other documents produced by its software products.

BSG may be subject to claims for securities law violations, defamation (including libel and slander), negligence, or other claims relating to the information it publishes, including its research. For example, investors may take legal action against BSG if they rely on published information that contains an error, or a company may claim that BSG has made a defamatory statement about it or its employees.

BSG relies on a variety of outside parties as the original sources for the information it uses in its published data. These sources include securities exchanges and other data providers. BSG also incorporates data from a variety of third-party sources. Accordingly, in addition to possible exposure for publishing incorrect information that results directly from its own errors, BSG could face liability based on inaccurate data provided to it by others.

BSG could be subject to claims by providers of publicly available data and information it compiles from websites and other sources that it has improperly obtained that data in violation of the source’s copyrights or terms of use or based on the provisions of legislation that limit the bases on which businesses can collect personal information from and about individuals. BSG could also be subject to claims from third parties, such as securities exchanges, from which BSG licenses and redistributes data and information that it has used or redistributed the data or information in ways not permitted by its license rights, or that BSG has inadequately permitted its subscribers to use such data. The agreements with such exchanges and other data providers give them extensive data use audit rights, and such audits can be expensive and time consuming and potentially result in substantial fines. Defending claims based on the information BSG publishes could be expensive and time-consuming and could adversely impact BSG’s business, operating results, and financial condition.

BSG may not adequately protect or enforce its own intellectual property and may incur costs to defend against, or face liability for, intellectual property infringement claims (or related claims) of others.

To protect its intellectual property, BSG relies on a combination of trademarks, copyrights, confidentiality agreements, and various other contractual arrangements with its employees, affiliates, customers, strategic partners, and others. BSG owns several trademark registrations and copyright registrations, and has pending trademark applications, including in the United States and Canada. BSG may seek additional trademark, patent, and other intellectual property filings, which could be expensive and time-consuming. These trademarks, patents, and other registered intellectual property rights may not be granted and, even if they are, it is expensive to maintain these rights and the costs of defending BSG’s rights could be substantial. Moreover, BSG’s failure to develop and properly manage new intellectual property could hurt its market position and business opportunities.

BSG’s code of conduct, employee handbook, and other internal policies seek to protect its intellectual property against misappropriation, infringement, and unfair competition. BSG also utilizes various tools to police the Internet to monitor piracy and unauthorized use of its content. In addition, whether BSG grants access to its intellectual property via contract or license third-party content and/or technology, BSG incorporates contractual provisions to protect its intellectual property and seek indemnification for any third-party infringement claims.

However, BSG cannot provide any guarantee that the foregoing provisions will be honored by or enforceable against the counterparties to such arrangements, or adequate to protect BSG from third-party claims, suits, government investigations, and other proceedings involving alleged infringement, misappropriation, dilution, or violation of, or conflict with, third-party intellectual property rights or other related matters, or that these provisions will prevent the theft of BSG’s intellectual property, as it may be unable to detect the unauthorized use of, or take appropriate steps to enforce, its intellectual property rights. BSG’s intellectual property rights may not survive a legal challenge to their validity or provide significant protection for BSG. In addition, BSG’s ability to enforce and protect its intellectual property rights may be limited in certain countries outside the United States because of the differences in foreign laws concerning proprietary rights, which could make it easier for competitors to capture a market position in such countries by utilizing technologies and products that are similar to those developed or owned by or licensed to BSG. Failure to adequately protect BSG’s intellectual property could harm its brand, devalue its proprietary content, and affect its ability to compete effectively. Further, any infringement claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources on BSG’s part, which could materially adversely affect its business, results of operations, and financial condition. In addition, the various agreements, policies, procedures, and contractual provisions that BSG relies on to protect its proprietary rights do not prevent BSG’s competitors from independently developing technologies that are substantially equivalent or superior to those contained in BSG’s products and services. Although BSG has generally taken measures to protect its proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to BSG’s and compete with its business.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement, misappropriation, dilution, conflict with, or other violations of intellectual property rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from providers of software products or services. From time to time BSG may introduce or acquire new products, including in areas where it historically has not competed, which could increase its exposure to patent and other intellectual property claims from competitors and non-practicing entities. BSG has from time to time been subject to claims by third parties alleging infringement, misappropriation, dilution, or violation of, or conflict with, their intellectual property rights and other related claims. Such claims can also be alleged against clients, customers, or distributors of BSG’s products or services whom BSG has agreed to indemnify against third-party claims of infringement. The defense of such claims can be costly and consume valuable management time and attention. BSG may be faced with an adverse determination in respect of such claims, or it may be forced to settle such claims on unfavorable terms, which in each case can include the payment of damages, the entry into royalty or licensing arrangements on commercially unfavorable terms, or the suspension or cessation of its ability to offer affected products or services, or the requirement that BSG redesign such affected products or services. If litigation were to arise from any such claim, there can be no certainty BSG would prevail. If any of these risks were to materialize, it could have a material adverse effect on BSG’s business, financial condition, or results of operations. In addition, depending on the nature and timing of any such dispute, an unfavorable resolution of a legal matter could materially affect BSG’s current or future results of operations or cash flows in a particular quarter.

Any failure of BSG’s internal security measures or breach of its privacy protections could cause it to lose subscribers and subject it to liability.

The BSG business requires that it securely collect, process, store, transmit, and dispose of confidential information relating to its operations, subscribers, employees, and other third parties. In particular, [Paid Subscribers] are required to furnish certain information (including name, mailing address, phone number, email address, and credit card information) (collectively “personal information”), which BSG uses to administer its services. BSG also requires [Free Subscribers] to provide it with some personal information during the membership registration process. Additionally, BSG relies on security and authentication technology licensed from third parties to perform real-time credit card authorization and verification, and at times rely on third parties, including technology consulting firms, to help protect its infrastructure from security threats. BSG strives to invest in systems, processes, controls, and other security measures to guard against the risk of improper access to or release of such information.

However, despite BSG’s investments, these measures do not guarantee absolute security, and improper access to or release of confidential information may still occur through employee error or malfeasance, system error, other inadvertent release, failure to properly purge and protect data, or cyberattack. Any security incident, including those resulting from a cyberattack, phishing attack, or any unauthorized access, unauthorized usage, virus, or similar incident or disruption, could result in the loss or destruction of, inaccessibility or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to BSG’s reputation, litigation, regulatory investigations, or other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored organizations.

BSG has suffered in the past, and may in the future suffer, malicious attacks by individuals or groups (including those sponsored by nation-states, terrorist organizations, or global corporations seeking to illicitly obtain technology or other intellectual property) seeking to attack its products and services or penetrate its network infrastructure to gain access to confidential information, including personal information, or to launch or coordinate distributed denial of service attacks. While BSG has dedicated resources intended to maintain appropriate levels of cybersecurity and implemented systems and processes intended to help identify cyberattacks and protect its network infrastructure, these attacks have become increasingly frequent, sophisticated, and difficult to detect, and often are not detected until after they have been launched against a target. BSG may be unable to anticipate these attacks or implement sufficient preventative measures, and it therefore cannot assure you that its preventative measures will be successful in preventing compromise and/or disruption of its information technology systems and related data. BSG furthermore cannot be certain that its remedial measures will fully mitigate the adverse financial consequences of any cyber-attack or incident.

Recent well-publicized security breaches at other companies have led to enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyberattacks and may in the future result in heightened cybersecurity requirements, including additional regulatory expectations for oversight of customers, vendors, and service providers. BSG’s information technology systems interact with those of customers, vendors, and service providers. BSG’s contracts with those parties typically require them to implement and maintain adequate security controls, but BSG may not have the ability to effectively monitor the security measures of all its customers, vendors, and service providers and otherwise meet such additional regulatory expectations.

Additionally, BSG engages third-party vendors and service providers to store and otherwise process some of its customers’ personal information, and they may be the targets of cyberattacks, malicious software, phishing schemes, and fraud. BSG’s ability to monitor its vendors’ and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of BSG’s and its customers’ data, including confidential, sensitive, and other information about individuals.

If BSG’s security measures are breached as a result of third-party action, employee error, a defect or bug in BSG’s products or those of its third-party service providers, malfeasance, or otherwise and, as a result, someone obtains unauthorized access to BSG’s data, including its confidential, sensitive, or other information about individuals or the confidential, sensitive, or other information about individuals of BSG’s customers, or other persons, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, BSG’s reputation may be damaged, its business may suffer, and it could incur significant liability. Even the perception of inadequate security may damage BSG’s reputation and negatively impact its ability to win new customers and retain and receive timely payments from existing customers. Further, BSG could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by BSG’s insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services.

BSG is subject to laws, regulations, and industry standards related to data privacy, data protection, and information security, including industry requirements such as the Payment Card Industry Data Security Standard. BSG’s actual or perceived failure to comply with such obligations could harm its business.

BSG’s products and websites routinely collect, store, process, and transmit personal information about an individual, including personally identifiable information and personal financial information such as credit card information. BSG is subject to various laws and related regulations relating to data privacy, data protection, and information security. Such laws and regulations restrict how personal information is collected, processed, stored, used, and disclosed, and sets standards for its security, implements notice requirements regarding privacy practices, and provides individuals with certain rights regarding the use, disclosure, and sale of their protected personal information. If BSG is found to have breached any such laws, regulations, or industry standards, it may be subject to enforcement actions that require it to change its business practices in a manner that may negatively impact its revenue, as well as expose it to litigation, fines, civil and/or criminal penalties, and adverse publicity that could cause BSG’s customers to lose trust in BSG, negatively impacting its reputation and business in a manner that harms its financial position.

In the United States, both federal and various state governments have adopted or are considering, laws, guidelines, or rules for the collection, distribution, use, and storage of information collected from or about consumers or their devices. For example, California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which came into force in 2020. The CCPA creates individual privacy rights for California residents and increases the privacy and security obligations of businesses handling personal information. The CCPA is enforceable by the California Attorney General and there is also a private right of action relating to certain data security incidents. Furthermore, California voters approved the California Privacy Rights Act (the “CPRA”) on November 3, 2020, which will amend and expand the CCPA, including by providing consumers with additional rights with respect to their personal information. The CPRA will come into effect on January 1, 2023, applying to information collected by businesses on or after January 1, 2022. BSG’s compliance with these changing and increasingly burdensome and sometimes conflicting regulations and requirements may cause it to incur substantial costs or require it to change its business practices, which may impact financial results. If BSG fails to comply with these regulations or requirements, it may be exposed to litigation expenses and possible significant liability, fees, or fines.

BSG is also subject to payment card association operating rules, certification requirements, and rules governing electronic funds transfers, including the Payment Card Industry Data Security Standard (the “PCI DSS”), a security standard applicable to companies that collect, store, or transmit certain data regarding credit and debit cards, holders, and transactions. Under the PCI DSS and BSG’s contracts with its card processors, if there is a breach of payment card information that BSG stores, BSG could be liable to the banks that issue the payment cards for their related expenses and penalties. In addition, if BSG fails to follow payment card industry data security standards, even if there is no compromise of customer information, BSG could incur significant fines or lose its ability to give its customers the option of using payment cards. If BSG was unable to accept payment cards, its business would be materially harmed.

In addition, laws in countries outside of the United States create significant compliance obligations and liability. For example, to the extent BSG’s operations are subject to the General Data Protection Regulation (the “GDPR”), this will create an ongoing compliance commitment and substantial costs. Ensuring compliance with the GDPR could involve substantial costs, and it is possible that, despite BSG’s efforts, governmental authorities or third parties will assert that BSG’s business practices fail to comply. If BSG’s operations are found to be in violation of the GDPR, it may be required to change its business practices and/or be subject to significant civil penalties, business disruption, and reputational harm, any of which could have a material adverse effect on its business. In particular, serious breaches of the GDPR can result in administrative fines of up to the higher of 4% of annual worldwide revenues and €20 million.

Additionally, BSG makes disclosures and statements regarding its use of personal information through its privacy policies and statements through its products and websites as required by privacy or data protection regulation. Failure (or perceived failure) to comply with BSG’s public statements or to adequately disclose its privacy or data protection practices could result in costly investigations by governmental authorities, litigation, and fines, as well as reputational damage and customer loss, which could have material impacts on BSG’s revenue and operations.

BSG also from time to time acquires other companies that collect and process personal information. While it performs extensive due diligence on the technology systems of these companies, there can be no assurance that such companies have not suffered data breaches or system intrusions prior to or continuing after BSG’s acquisition for which BSG may be liable.

While BSG maintains insurance coverage that is intended to address certain aspects of cybersecurity and data protection risks, such coverage may not be sufficient to cover all or the majority of the costs, losses, or types of claims. BSG’s insurance coverage would not extend to any reputational damage, loss of customers, or required improvements to its systems.

Adverse litigation judgments or settlements resulting from legal proceedings relating to BSG’s business operations could materially adversely affect its business, results of operations, and financial condition.

From time to time, BSG is subject to allegations, and may be party to legal claims and regulatory proceedings, relating to its business operations. Such claims may include defamation, libel, intellectual property infringement, securities law violations, misappropriation, dilution, violation, fraud or negligence, or other theories of liability, in each case relating to the articles, commentary, investment recommendations, or other information BSG provides through its services. Such allegations, claims, and proceedings may be brought by third parties, including customers, partners, employees, governmental or regulatory bodies, or competitors, and may include class actions.

Defending against such claims and proceedings is costly and time consuming and may divert management’s attention and personnel resources from BSG’s normal business operations. The outcome of many of these claims and proceedings cannot be predicted, and any claims asserted against BSG, regardless of merit or eventual outcome, may harm BSG’s reputation. BSG’s insurance or indemnities may not cover all claims that may be asserted against it. If any of these claims or proceedings were to be determined adversely to BSG, a judgment, fine, or settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against BSG, BSG’s business, results of operations, and financial condition could be materially adversely affected.

BSG’s failure to comply with the anti-corruption, trade compliance, and economic sanctions laws and regulations of the United States and applicable international jurisdictions could materially adversely affect its reputation and results of operations.

BSG must comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over its operations, which may include the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and the U.K. Bribery Act 2010 (the “Bribery Act”), as well as the laws of the countries where BSG does business. These laws and regulations apply to companies, individual directors, officers, employees, and agents, and may restrict its operations, trade practices, investment decisions, and partnering activities. Where they apply, the FCPA and the Bribery Act prohibit BSG and its officers, directors, employees, and business partners acting on BSG’s behalf, including joint venture partners and agents, from corruptly offering, promising, authorizing, or providing anything of value to public officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. As part of BSG’s business, BSG may deal with governments and state-owned business enterprises, the employees and representatives of which may be considered public officials for purposes of the FCPA and the Bribery Act. BSG is also subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring its personnel and agents into contact with public officials responsible for issuing or renewing permits, licenses, or approvals or for enforcing other governmental regulations. In addition, some of the international locations in which BSG operates lack a developed legal system and have elevated levels of corruption.

BSG’s business also must be conducted in compliance with applicable economic sanctions laws and regulations, such as laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, and other relevant sanctions authorities. BSG’s operations expose it to the risk of violating, or being accused of violating, anti-corruption, trade compliance, and economic sanctions laws and regulations, and those risks may be heightened as BSG continues to expand globally. BSG’s failure to successfully comply with these laws and regulations may expose it to reputational harm, significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions, and debarment from government contracts, and other remedial measures. Investigations of alleged violations can be expensive and disruptive. Despite BSG’s compliance efforts and activities, BSG cannot assure compliance by its employees or representatives for which it may be held responsible, and any such violation could materially adversely affect BSG’s reputation, business, financial condition, and results of operations.

Changes in BSG’s provision for income taxes or adverse outcomes resulting from examination of its income or other tax returns or changes in tax legislation could adversely affect its business, financial condition, and results of operations.

BSG’s provision for income taxes is subject to volatility and could be adversely affected by a number of factors, including earnings differing materially from its projections, changes in the valuation of its deferred tax assets and liabilities, expected timing and amount of the release of any tax valuation allowances, tax effects of share-based compensation, outcomes as a result of tax examinations, or by changes in tax laws, regulations, accounting principles, including accounting for uncertain tax positions, or interpretations thereof.

To the extent that BSG’s provision for income taxes is subject to volatility or adverse outcomes as a result of tax examinations, its operating results could be harmed. Significant judgment is required to determine the recognition and measurement attribute prescribed in GAAP relating to accounting for income taxes. In addition, BSG is subject to examinations of its income tax returns by the U.S. Internal Revenue Service (the “IRS”) and other tax authorities. BSG assesses the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of its provision for income taxes. There may be exposure that the outcomes from these examinations will have an adverse effect on BSG’s business, financial condition, and results of operations.

On March 27, 2020, in response to the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, and technical corrections to tax depreciation methods for qualified improvement property. BSG continues to evaluate the applicability of the CARES Act to it; however, BSG believes that the CARES Act will not have a material impact on its business.

Risks Related to Beacon Street Group, Inc.’s Organizational Structure After the Business Combination

Beacon Street Group, Inc.’s sole material asset after the completion of the Business Combination will be its interest in Beacon Street Group, LLC, and, accordingly, it will depend on distributions from Beacon Street Group, LLC to pay its taxes and expenses, including payments under the Tax Receivable Agreement. Beacon Street Group, LLC’s ability to make such distributions may be subject to various limitations and restrictions.

Upon the consummation of the Business Combination, Beacon Street Group, Inc. will be a holding company and will have no material assets other than its ownership of [LLC Interests] of Beacon Street Group, LLC. As such, Beacon Street Group, Inc. will have no independent means of generating revenue or cash flow, and its ability to pay taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows of Beacon Street Group, LLC and its subsidiaries, and distributions Beacon Street Group, Inc. receives from Beacon Street Group, LLC. There can be no assurance that Beacon Street Group, LLC and its subsidiaries will generate sufficient cash flow to distribute funds to Beacon Street Group, Inc., or that applicable state law and contractual restrictions, including negative covenants in any debt agreements of Beacon Street Group, Inc. or its subsidiaries, will permit such distributions. Although Beacon Street Group, LLC is not currently subject to any debt agreement or other agreements that would restrict its ability to make distributions to Beacon Street Group, Inc., the terms of future debt instruments or other agreements may restrict the ability of Beacon Street Group, LLC to make distributions to Beacon Street Group, Inc. or of Beacon Street Group, LLC’s subsidiaries to make distributions to Beacon Street Group, LLC.

Beacon Street Group, LLC will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of LLC Interests, including Beacon Street Group, Inc. Accordingly, Beacon Street Group, Inc. will incur income taxes on its allocable share of any net taxable income of Beacon Street Group, LLC. Under the terms of the BSG LLC Agreement, Beacon Street Group, LLC will be obligated, subject to various limitations and restrictions, including with respect to any debt agreements, to make tax distributions to holders of LLC Interests, including Beacon Street Group, Inc. In addition to tax expenses, Beacon Street Group, Inc. will also incur expenses related to its operations, including payments under the Tax Receivable Agreement, which could be substantial. See “[Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement].” Beacon Street Group, Inc. intends, as its managing member, to cause Beacon Street Group, LLC to make cash distributions to the owners of LLC Interests in an amount sufficient to (i) fund all or part of such members’ tax obligations in respect of taxable income allocated to such members and (ii) cover Beacon Street Group, Inc.’s operating expenses, including ordinary course payments under the Tax Receivable Agreement. However, Beacon Street Group, LLC’s ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions under contracts or agreements to which Beacon Street Group, LLC is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering Beacon Street Group, LLC insolvent. If BSG does not have sufficient funds to pay tax or other liabilities or to fund its operations, it may have to borrow funds, which could materially adversely affect its liquidity and financial condition and subject it to various restrictions imposed by any such lenders. To the extent that Beacon Street Group, Inc. is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will accrue interest until paid. Beacon Street Group, Inc.’s failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 30 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will terminate the Tax Receivable Agreement and accelerate future payments thereunder, unless the applicable payment is not made because (i) BSG is prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of its secured indebtedness or (ii) BSG does not have, and cannot use commercially reasonable efforts to obtain, sufficient funds to make such payment. Any late payments will continue to accrue interest at [ ● ] plus [ ● ] basis points until such payments are made. See “[Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement]” and “[Proposal No. 1—The Business Combination Proposal—Related Agreements—BSG LLC Agreement].” In addition, if Beacon Street Group, LLC does not have sufficient funds to make distributions, its ability to declare and pay cash dividends will also be restricted or impaired.

Under the BSG LLC Agreement, Beacon Street Group, Inc. intends to cause Beacon Street Group, LLC, from time to time, to make distributions in cash to its equityholders (including Beacon Street Group, Inc.) pro rata, in amounts at least sufficient to cover the taxes on their allocable share of taxable income of Beacon Street Group, LLC. As a result of (i) potential differences in the amount of net taxable income allocable to Beacon Street Group, Inc. and to Beacon Street Group, LLC’s other equityholders, (ii) the lower tax rate applicable to corporations as opposed to individuals, and (iii) the favorable tax benefits that Beacon Street Group, Inc. anticipates from any purchases or redemptions of LLC Interests from the BSG Members in connection with the Business Combination and in the future, tax distributions payable to Beacon Street Group, Inc. may be in amounts that exceed its actual tax liabilities with respect to the relevant taxable year, including its obligations under the Tax Receivable Agreement. Beacon Street Group, Inc.’s board of directors will determine the appropriate uses for any excess cash so accumulated, which may include, among other uses, the payment of obligations under the Tax Receivable Agreement and the payment of other expenses. Beacon Street Group, Inc. will have no obligation to distribute such cash (or other available cash) to its stockholders. Except as otherwise determined by Beacon Street Group, Inc. as the managing member of Beacon Street Group, LLC, no adjustments to the exchange ratio for LLC Interests and corresponding shares of Class A common stock will be made as a result of any cash distribution by Beacon Street Group, Inc. or any retention of cash by Beacon Street Group, Inc. To the extent Beacon Street Group, Inc. does not distribute such excess cash as dividends on its Class A common stock, Beacon Street Group, Inc. may take other actions with respect to such excess cash—for example, holding such excess cash or lending it (or a portion thereof) to Beacon Street Group, LLC, which may result in shares of Class A common stock increasing in value relative to the value of LLC Interests. The holders of LLC Interests may benefit from any value attributable to such cash balances if they acquire shares of Class A common stock in exchange for their LLC Interests, notwithstanding that such holders may previously have participated as holders of LLC Interests in distributions that resulted in such excess cash balances.

The Tax Receivable Agreement with the BSG Members will require Beacon Street Group, Inc. to make cash payments to the BSG Members in respect of certain tax benefits to which Beacon Street Group, Inc. may become entitled, and the payments Beacon Street Group, Inc. will be required to make may be substantial.

Upon the closing of the Business Combination, Beacon Street Group, Inc. will be a party to the Tax Receivable Agreement with the BSG Members and Beacon Street Group, LLC. Under the Tax Receivable Agreement, Beacon Street Group, Inc. will be required to make cash payments to the BSG Members equal to 85% of the tax benefits, if any, that Beacon Street Group, Inc. actually realizes, or in certain circumstances is deemed to realize, as a result of (1) the increases in the tax basis of assets of Beacon Street Group, LLC resulting from (a) any purchase or redemption of LLC Interests from the BSG Members in connection with the Business Combination, as described under “[ 🌑 ],” (b) any future redemptions or exchanges of LLC Interests for Class A common stock or cash by the BSG Members pursuant to the BSG LLC Agreement as described under “[Proposal No. 1—The Business Combination Proposal—Related Agreements—BSG LLC Agreement],” or (c) certain distributions (or deemed distributions) by Beacon Street Group, LLC and (2) certain other tax benefits arising from payments under the Tax Receivable Agreement. The amount of the cash payments that Beacon Street Group, Inc. will be required to make under the Tax Receivable Agreement may be substantial. Any payments made by Beacon Street Group, Inc. to the BSG Members under the Tax Receivable Agreement will not be available for reinvestment in the business and will generally reduce the amount of cash that might have otherwise been available to Beacon Street Group, Inc. and its subsidiaries. To the extent Beacon Street Group, Inc. is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid by Beacon Street Group, Inc. Furthermore, Beacon Street Group, Inc.’s future obligations to make payments under the Tax Receivable Agreement could make Beacon Street Group, Inc. and its subsidiaries a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the Tax Receivable Agreement. For more information, see “[Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement].” Assuming no material changes in the relevant tax law and that Beacon Street Group, Inc. earns sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, the tax savings associated with the purchase of LLC Interests in connection with the Business Combination, together with future redemptions or exchanges of all remaining LLC Interests not owned by Beacon Street Group, LLC pursuant to the BSG LLC Agreement as described above, are expected to aggregate to approximately $[ 🌑 ] million over 20 years from the date of the Business Combination based on [ 🌑 ], and assuming all future redemptions or exchanges would occur one year after the closing of the Business Combination. Under such scenario, assuming future payments are made on the date each relevant tax return is due, without extensions, Beacon Street Group, Inc. would be required to pay approximately 85% of such amount, or approximately $[ 🌑 ] million, over the 20-year period from the date of the Business Combination. Payments under the Tax Receivable Agreement are not conditioned on the BSG Members’ continued ownership of LLC Interests or Beacon Street Group, Inc.’s Class A common stock or Class B common stock after the Business Combination.

The actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of redemptions or exchanges by the BSG Members, the price of shares of Class A common stock at the time of any exchange, the extent to which such exchanges are taxable, the amount of gain recognized by the BSG Members, the amount and timing of the taxable income BSG generates in the future, and the tax rates and laws then applicable.

In certain cases, future payments under the Tax Receivable Agreement to the BSG Members may be accelerated or significantly exceed the actual benefits Beacon Street Group, Inc. realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that if (i) Beacon Street Group, Inc. materially breaches any of its material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) Beacon Street Group, Inc. elects an early termination of the Tax Receivable Agreement, then Beacon Street Group, Inc.’s future obligations, or its successor’s future obligations, under the Tax Receivable Agreement to make payments thereunder would accelerate and become due and payable, based on certain assumptions, including an assumption that Beacon Street Group, Inc. would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any BSG Member that has LLC Interests not yet exchanged shall be deemed to have exchanged such LLC Interests on such date, even if Beacon Street Group, Inc. does not receive the corresponding tax benefits until a later date when the LLC Interests are actually exchanged.

As a result of the foregoing, Beacon Street Group, Inc. would be required to make an immediate cash payment equal to the estimated present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, Beacon Street Group, Inc. could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual tax benefits it ultimately realizes. In addition, to the extent that Beacon Street Group, Inc. is unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will accrue interest until paid. Beacon Street Group, Inc.’s failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 30 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will terminate the Tax Receivable Agreement and accelerate future payments thereunder, unless the applicable payment is not made because (i) BSG is prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of its secured indebtedness or (ii) BSG does not have, and cannot use commercially reasonable efforts to obtain, sufficient funds to make such payment. In these situations, Beacon Street Group, Inc.’s obligations under the Tax Receivable Agreement could have a substantial negative impact on BSG’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. There can be no assurance that BSG will be able to fund or finance Beacon Street Group, Inc.’s obligations under the Tax Receivable Agreement. If Beacon Street Group, Inc. were to elect to terminate the Tax Receivable Agreement immediately after the Business Combination, based on [ 🌑 ], it is estimated that Beacon Street Group, Inc. would be required to pay approximately $[ 🌑 ] million in the aggregate under the Tax Receivable Agreement.

Beacon Street Group, Inc. will not be reimbursed for any payments made to the BSG Members under the Tax Receivable Agreement in the event that any tax benefits are disallowed.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that Beacon Street Group, Inc. determines, and the U.S. Internal Revenue Service (the “IRS”) or another tax authority may challenge all or part of the tax basis increases or other tax benefits Beacon Street Group, Inc. claims, as well as other related tax positions it takes, and a court could sustain any such challenge. Beacon Street Group, Inc.’s ability to settle or to forgo contesting such challenges may be restricted by the rights of the BSG Members pursuant to the Tax Receivable Agreement, and such restrictions apply for as long as the Tax Receivable Agreement remains in effect. In addition, Beacon Street Group, Inc. will not be reimbursed for any cash payments previously made to the BSG Members under the Tax Receivable Agreement in the event that any tax benefits initially claimed by Beacon Street Group, Inc. and for which payment has been made to the BSG Members are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by Beacon Street Group, Inc. to the BSG Members will be netted against any future cash payments that Beacon Street Group, Inc. might otherwise be required to make to the BSG Members under the terms of the Tax Receivable Agreement. However, Beacon Street Group, Inc. might not determine that it has effectively made an excess cash payment to the BSG Members for a number of years following the initial time of such payment, and, if any of its tax reporting positions are challenged by a taxing authority, Beacon Street Group, Inc. will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. Moreover, the excess cash payments Beacon Street Group, Inc. previously made under the Tax Receivable Agreement could be greater than the amount of future cash payments against which Beacon Street Group, Inc. would otherwise be permitted to net such excess. The applicable U.S. federal income tax rules for determining applicable tax benefits Beacon Street Group, Inc. claims are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with Beacon Street Group, Inc.’s tax reporting positions. As a result, payments could be made under the Tax Receivable Agreement in excess of the tax savings that Beacon Street Group, Inc. realizes in respect of the tax attributes with respect to the BSG Members that are the subject of the Tax Receivable Agreement.

If Beacon Street Group, Inc. were deemed to be an investment company under the Investment Company Act of 1940 as a result of its ownership of Beacon Street Group, LLC, applicable restrictions could make it impractical for BSG to continue its business as contemplated and could have a material adverse effect on BSG’s business.

Under Sections 3(a)(1)(A) and (C) of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Beacon Street Group, Inc. does not believe that it is, or as a result of the Business Combination will be, an “investment company,” as such term is defined in either of those sections of the Investment Company Act.

As the sole managing member of Beacon Street Group, LLC, Beacon Street Group, Inc. will control Beacon Street Group, LLC. On that basis, Beacon Street Group, Inc. believes that its interest in Beacon Street Group, LLC is not an “investment security” as that term is used in the Investment Company Act. However, if Beacon Street Group, Inc. were to cease participation in the management of Beacon Street Group, LLC, its interest in Beacon Street Group, LLC could be deemed an “investment security” for purposes of the Investment Company Act.

Beacon Street Group, Inc. and Beacon Street Group, LLC intend to conduct their respective operations so that Beacon Street Group, Inc. will not be deemed an investment company. However, if Beacon Street Group, Inc. were to be deemed an investment company, restrictions imposed by the Investment Company Act, including limitations on BSG’s capital structure and its ability to transact with affiliates, could make it impractical for BSG to continue its business as contemplated and could have a material adverse effect on BSG’s business.

Beacon Street Group, Inc. will qualify as an “emerging growth company” and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller growth companies may make its securities less attractive to investors.

Beacon Street Group, Inc. will qualify as an “emerging growth company,” as defined in Section 2(a)(19) of the [Securities Act]. For as long as Beacon Street Group, Inc. continues to be an emerging growth company, it may choose to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies, including, but not limited to: (i) not being required to comply with the auditor attestation requirements of Section 404 of the [Sarbanes-Oxley Act] (“Section 404”); (ii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements; and (iii) exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. Beacon Street Group, Inc. will remain an emerging growth company until the last day of the fiscal year ending after the fifth anniversary of Ascendant’s initial public offering, though it may cease to be an emerging growth company earlier if (1) it has more than $1.07 billion in annual gross revenue, (2) it qualifies as a “large accelerated filer” as defined in Rule 12b-2 under the [Exchange Act], or (3) it issues, in any three-year period, more than $1.0 billion in non-convertible debt securities held by non-affiliates. Beacon Street Group, Inc. currently intends to take advantage of each of the reduced reporting requirements and exemptions described above. As a result, Beacon Street Group, Inc.’s securityholders may not have access to certain information they may deem important.

Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Ascendant has elected, and Beacon Street Group, Inc. expects to continue to elect, not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Beacon Street Group, Inc., as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Beacon Street Group, Inc.’s financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period, difficult because of the potential differences in accounting standards used.

Additionally, Beacon Street Group, Inc. will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in its periodic reports. Beacon Street Group, Inc. will remain a smaller reporting company until the last day of the fiscal year in which it fails to meet the following criteria: (i) the market value of its common stock held by non-affiliates does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) its annual revenues do not exceed $100 million during such completed fiscal year and the market value of its common stock held by non-affiliates does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent Beacon Street Group, Inc. takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

It is difficult to predict whether investors will find Beacon Street Group, Inc.’s securities less attractive as a result of its taking advantage of these exemptions and relief granted to emerging growth companies and smaller reporting companies. If some investors find Beacon Street Group, Inc.’s securities less attractive as a result, the trading prices of Beacon Street Group, Inc.’s securities may be lower than they otherwise would be, there may be a less active trading market for Beacon Street Group, Inc.’s securities and the market price of Beacon Street Group, Inc.’s securities may be more volatile.

It is currently anticipated that Beacon Street Group, Inc. will lose its “smaller reporting company” status as of the end of the year ending December 31, 2021 based on revenue in excess of $100 million as of December 31, 2021 and an anticipated public float in excess of $250 million as of June 30, 2021 following completion of the Business Combination. It is currently anticipated that Beacon Street Group, Inc. may lose its “emerging growth company” status as of the end of the year ending December 31, 2021 based on an anticipated public float in excess of $700 million as of June 30, 2021 following completion of the Business Combination. As a result of losing such status, Beacon Street Group, Inc. will no longer be able to take advantage of certain exemptions from reporting, and it will also be required to comply with the auditor attestation requirements of Section 404 beginning with its annual report on Form 10-K for the year ending December 31, 2022. Beacon Street Group, Inc. will incur additional expenses in connection with such compliance and its management will need to devote additional time and effort to implement and comply with such requirements.

The dual class structure of Beacon Street Group, Inc.’s common stock may adversely affect the trading price or liquidity of Beacon Street Group, Inc.’s Class A common stock.

It is difficult to predict whether Beacon Street Group, Inc.’s dual-class structure will result in a lower or more volatile market price of Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, Beacon Street Group, Inc.’s dual-class capital structure would make it ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices will not be investing in Beacon Street Group, Inc.’s stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of Beacon Street Group, Inc.’s dual-class structure, it will likely be excluded from certain of these indices and there can be no assurance that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of Class A common stock less attractive to other investors. As a result, the market price of shares of Class A common stock could be adversely affected.

In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures, and Beacon Street Group, Inc.’s dual-class structure may cause shareholder advisory firms to publish negative commentary about its corporate governance practices or otherwise seek to cause Beacon Street Group, Inc. to change its capital structure. Any actions or publications by shareholder advisory firms critical of Beacon Street Group, Inc.’s corporate governance practices or capital structure could also adversely affect the value of Beacon Street Group, Inc.’s Class A common stock.

The BSG Members will continue to have significant influence over BSG after the Business Combination, including control over decisions that require the approval of Beacon Street Group, Inc. stockholders.

Upon consummation of the Business Combination, the BSG Members will control, in the aggregate, approximately [ 🌑 ]% of the voting power represented by all of Beacon Street Group, Inc.’s outstanding classes of stock, assuming that no additional public stockholders redeem their public shares in connection with the Business Combination. Assuming redemption of approximately an additional [ 🌑 ] public shares in connection with the Business Combination (which is the estimated number of public shares that could be redeemed in connection with the Business Combination, in the aggregate, in order for the Trust Account to meet the Available Distributable Cash, in each case at approximately $[ 🌑 ] per share (based on Trust Account figures as of December 31, 2020)), the BSG Members will control, in the aggregate, approximately [ 🌑 ]% of the voting power represented by all of Beacon Street Group, Inc.’s outstanding classes of stock. As a result, the BSG Members will continue to exercise significant influence over all matters requiring stockholder approval, including the election and removal of directors and the size of Beacon Street Group, Inc.’s board, appointment and removal of officers, any amendment of Beacon Street Group, Inc.’s certificate of incorporation or bylaws, and any approval of significant corporate transactions (including a sale of substantially all of BSG’s assets), and will continue to have significant control over Beacon Street Group, Inc.’s management and policies, including policies around financing, compensation, and declaration of dividends.

Upon consummation of the Business Combination, certain BSG Members or affiliates of BSG Members are expected to be members of Beacon Street Group, Inc.’s board of directors. These board members can take actions that have the effect of delaying or preventing a change of control of BSG or discouraging others from making tender offers for Beacon Street Group, Inc.’s shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. The concentration of voting power with the BSG Members may have an adverse effect on the price of Beacon Street Group, Inc.’s securities. The interests of the BSG Members may not be consistent with your interests as a securityholder.

Immediately following the completion of the Business Combination, the BSG Members will have the right to have their LLC Interests redeemed or exchanged into shares of Class A common stock, which, if exercised, will dilute your economic interest in Beacon Street Group, Inc.

After the Business Combination, Beacon Street Group, Inc. will have an aggregate of approximately [ 🌑 ] shares of Class A common stock authorized but unissued, including [ 🌑 ] shares of Class A common stock issuable upon redemption or exchange of LLC Interests that will be held by the BSG Members. Under the terms of the BSG LLC Agreement, and subject to certain restrictions set forth therein and as described elsewhere in this proxy statement/consent solicitation statement/prospectus, the BSG Members will be entitled to have their LLC Interests redeemed or exchanged for shares of Class A common stock or, at Beacon Street Group, Inc.’s option, cash. Shares of Class B common stock held by any such redeeming or exchanging BSG Member will be canceled for no additional consideration on a one-for-one basis with the redeemed or exchanged LLC Interests whenever the BSG Members’ LLC Interests are so redeemed or exchanged. While any redemption or exchange of LLC Interests and corresponding cancellation of Class B common stock will reduce the BSG Members’ economic interest in BSG and its voting interest in Beacon Street Group, Inc., the related issuance of Class A common stock will dilute your economic interest in Beacon Street Group, Inc. The timing or size of any future issuances of Class A common stock resulting from the redemption or exchange of LLC Interests cannot be predicted.

A significant portion of the total outstanding shares of Beacon Street Group, Inc.’s Class A common stock (or shares of Beacon Street Group, Inc.’s Class A common stock that may be issued in the future pursuant to the exchange or redemption of LLC Interests) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Beacon Street Group, Inc.’s securities to drop significantly, even if BSG’s business is doing well.

Pursuant to the [Registration Rights Agreement], after the consummation of the Business Combination and subject to certain exceptions, the Sponsor and the BSG Members will be contractually restricted from selling or transferring, (a) with respect to the Sponsor, the shares of Beacon Street Group, Inc. common stock held by the Sponsor on the Closing Date or received by the Sponsor in connection with the Transactions, any warrants to purchase shares of Class A common stock held by the Sponsor on the Closing Date or received by the Sponsor in connection with the Transactions, and any shares of Class A common stock issued to the Sponsor upon exercise of any such warrants to purchase Class A common stock and (b) with respect to the BSG Members, (i) the shares of Beacon Street Group, Inc. Class A common stock received by the BSG Members on the Closing Date and (ii) any shares of Class A common stock received by any BSG Member after the Closing Date pursuant to a direct exchange or redemption of LLC Interests held as of the Closing Date under the BSG LLC Agreement (the “lock-up shares”). Such restrictions begin at Closing and end (i) with respect to the Sponsor and any BSG Member that is a member of management of Beacon Street Group, Inc., on the earlier of (x) the date that is the one-year anniversary of the Closing and (y) the date on which the last reported sale price of Class A common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days from Closing and (ii) with respect to any BSG Member that is not a member of management of Beacon Street Group, Inc., the date that is 180 days after Closing (the “Lock-Up Period”).

Following the expiration of the Lock-Up Period, neither the BSG Members nor the Sponsor will be restricted from selling shares of Class A common stock held by them or that may be received by them in exchange for LLC Interests or warrants, as the case may be, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of their shares of Class A common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Beacon Street Group, Inc. securities. Upon completion of the Business Combination, the Sponsor and the PIPE Investors will collectively own approximately [ 🌑 ]% of the outstanding Class A common stock and the BSG Members will, in turn, own approximately [ 🌑 ]% of the LLC Units, assuming that no additional public stockholders redeem their public shares in connection with the Business Combination. Assuming redemption of approximately an additional [ 🌑 ] public shares in connection with the Business Combination (which is the estimated number of public shares that could be redeemed in connection with the Business Combination, in the aggregate, in order for the Trust Account to meet the Available Distributable Cash, in each case at approximately $[ 🌑 ] per share (based on Trust Account figures as of December 31, 2020)), the collective ownership of the Sponsor and the PIPE Investors would rise to [ 🌑 ]% of the outstanding Class A common stock and the ownership of LLC Interests by the BSG Members would rise to [ 🌑 ]% of the outstanding LLC Interests.

As restrictions on resale end and registration statements for the sale of shares of Class A common stock and warrants by the parties to the Registration Rights Agreement are available for use, the sale or possibility of sale of these shares of Class A common stock and warrants could have the effect of increasing the volatility in the market price of Class A common stock or warrants, or decreasing the market price itself.

Warrants will become exercisable for Class A common stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to Beacon Street Group, Inc. stockholders.

Following the Closing, there will be      outstanding warrants to purchase an equal number of shares of Class A common stock at an exercise price of $11.50 per share, which warrants will become exercisable on the later of (x) 30 days following the Closing and (y) July 28, 2021. To the extent such warrants are exercised, additional shares of Class A common stock will be issued, which will result in dilution to the holders of Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Beacon Street Group, Inc.’s securities.

Under certain circumstances, the Sponsor and certain members of the Beacon Street Group, Inc. management team will be entitled to the [Earnout Shares], which will increase the number of shares eligible for future resale in the public market and result in dilution to Beacon Street Group, Inc. stockholders.

If at any time prior to [ 🌑 ], 2025 (i) the last reported sale price of Class A common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period or (ii) Beacon Street Group, Inc. consummates a transaction that results in its stockholders having the right to exchange their shares of Class A common stock for cash, securities, or other property having a value equal to or exceeding $12.00 per share, the Sponsor will be entitled to the release from escrow of 1,525,500 shares of Class A common stock (representing 50% of the 3,051,000 [Founder Shares] subject to the earn-out escrow) and certain members of Beacon Street Group, Inc.’s management team will be entitled to an aggregate of 1,000,000 newly issued shares of Class A common stock. Furthermore, if at any time prior to [ 🌑 ], 2025 (i) the last reported sale price of Class A common stock equals or exceeds $14.00 per share for any 20 trading days within any 30-trading day period or (ii) Beacon Street Group, Inc. consummates a transaction that results in its stockholders having the right to exchange their shares of Class A common stock for cash, securities, or other property having a value equal to or exceeding $14.00 per share, the Sponsor will be entitled to the release from escrow of an additional 1,525,500 shares of Class A common stock (representing the remaining 50% of the 3,051,000 [Founder Shares] subject to the earn-out escrow) and certain members of Beacon Street Group, Inc.’s management team will be entitled to an additional 1,000,000 newly issued shares of Class A common stock in the aggregate. To the extent the [Earnout Shares] issuable to certain members of Beacon Street Group, Inc.’s management team are issued, there will be dilution to the holders of Class A common stock and an increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that the [Earnout Shares] issuable to certain members of Beacon Street Group, Inc.’s management team may be issued could adversely affect the market price of Beacon Street Group, Inc.’s securities.

Beacon Street Group, Inc. does not currently intend to pay dividends on its Class A common stock.

Following the Business Combination, Beacon Street Group, Inc. does not intend to pay any dividends to holders of its Class A common stock for the foreseeable future. Beacon Street Group, Inc. currently intends to invest future earnings, if any, to fund growth. Any determination to pay dividends in the future will be at the discretion of Beacon Street Group, Inc.’s board of directors and subject to limitations under applicable law. Moreover, any ability to pay dividends may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of Beacon Street Group, Inc. or its subsidiaries. Therefore, you are not likely to receive any dividends on your Class A common stock for the foreseeable future, and the success of an investment in Class A common stock will depend upon any future appreciation in its value.

Provisions in the [Proposed Certificate of Incorporation], the [Proposed Bylaws], and Delaware law may prevent or delay an acquisition of Beacon Street Group, which could decrease the trading price of Beacon Street Group, Inc.’s securities.

Certain provisions of the Proposed Certificate of Incorporation and the Proposed Bylaws may have an anti-takeover effect and may delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the securities held by Beacon Street Group, Inc.’s securityholders.

These provisions will provide for, among other things:

•	a classified board of directors, as a result of which Beacon Street Group, Inc.’s board of directors will be divided into three classes, with each class serving for staggered three-year terms;

•

the ability of Beacon Street Group, Inc.’s board of directors to issue one or more series of preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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advance notice requirements for nominations of directors by stockholders and for stockholders to include matters to be considered at annual meetings, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in Beacon Street Group, Inc.’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Beacon Street Group, Inc.;

•	the limitation of the liability of, and the indemnification of, Beacon Street Group, Inc.’s directors and officers;

•	certain limitations on convening special stockholder meetings;

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the ability of Beacon Street Group, Inc.’s board of directors to amend the Proposed Bylaws, which may allow Beacon Street Group, Inc.’s board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Proposed Bylaws to facilitate an unsolicited takeover attempt;

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the removal of directors only for cause and only upon the affirmative vote of the holders of at least 66 2⁄3% of the shares of common stock entitled to vote generally in the election of directors if the BSG Members and their respective affiliates cease to beneficially own at least [50]% of the shares of common stock entitled to vote generally in the election of directors; and

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that certain provisions may be amended only by the affirmative vote of at least 66 2⁄3% of the shares of common stock entitled to vote generally in the election of directors if the BSG Members and their respective affiliates cease to beneficially own at least [50]% of the shares of common stock entitled to vote generally in the election of directors.

These anti-takeover provisions, alone or together, could make it more difficult for a third party to acquire Beacon Street Group, even if the third party’s offer may be considered beneficial by many of Beacon Street Group, Inc.’s securityholders. As a result, Beacon Street Group, Inc.’s securityholders may be limited in their ability to obtain a premium for their securities. See “[Description of Beacon Street Group, Inc.’s Securities].”

The Proposed Certificate of Incorporation will provide, subject to limited exceptions, that state and federal courts (as appropriate) located within the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Beacon Street Group, Inc. or its directors, officers, employees, or stockholders.

The Proposed Certificate of Incorporation will provide that, unless Beacon Street Group, Inc. consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action, suit, or proceeding brought on Beacon Street Group, Inc.’s behalf, (ii) action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent, or stockholder of Beacon Street Group, Inc. to Beacon Street Group, Inc. or its stockholders, creditors, or other constituents, (iii) action, suit, or proceeding asserting a claim against Beacon Street Group, Inc. or any current or former director, officer, employee, agent, or stockholder arising pursuant to any provision of the [DGCL], the Proposed Certificate of Incorporation, or the Proposed Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action, suit, or proceeding asserting a claim against Beacon Street Group, Inc. or any current or former director, officer, employee, agent, or stockholder governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Certificate of Incorporation will provide that, unless Beacon Street Group, Inc. consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable in whole or in part. The exclusive forum provision in the Proposed Certificate of Incorporation will not relieve Beacon Street Group, Inc. of its duties to comply with the federal securities laws and the rules and regulations thereunder, and its securityholders will not be deemed to have waived compliance with these laws, rules, and regulations. Any person or entity purchasing or otherwise acquiring any interest in shares of Beacon Street Group, Inc.’s capital stock will be deemed to have notice of and consented to the exclusive forum provisions in the Proposed Certificate of Incorporation.

This choice of forum provision may discourage or limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Beacon Street Group, Inc. or any of its current or future directors, officers, employees, or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Proposed Certificate of Incorporation to be inapplicable or unenforceable in an action, Beacon Street Group, Inc. may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results, and financial condition.

Beacon Street Group, Inc. may issue shares of preferred stock in the future, which could make it difficult for another company to acquire BSG or could otherwise adversely affect Beacon Street Group, Inc.’s securityholders, which could depress the price of Beacon Street Group, Inc.’s securities.

The Proposed Certificate of Incorporation will authorize Beacon Street Group, Inc. to issue one or more series of preferred stock. Beacon Street Group, Inc.’s board of directors will have the authority to determine the relative rights, limitations, preferences, privileges, restrictions, and other terms of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by stockholders. Beacon Street Group, Inc.’s preferred stock could be issued with voting, liquidation, dividend, and other rights superior to the rights of Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of Beacon Street Group, discourage bids for Beacon Street Group, Inc.’s securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of Beacon Street Group, Inc.’s securities.

Risks Related to Beacon Street Group, Inc. Being a Public Company

The requirements of being a public company require significant resources and management attention and affect Beacon Street Group, Inc.’s ability to attract and retain executive management and qualified board members.

As a public company following the Business Combination, Beacon Street Group, Inc. will incur legal, regulatory, finance, accounting, investor relations, and other expenses that BSG did not previously incur as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive directors. Beacon Street Group, Inc. will be subject to the Exchange Act, including the reporting requirements thereunder, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the [NYSE] rules and other applicable securities rules and regulations. Compliance with these rules and regulations will increase BSG’s legal and financial compliance costs, make some activities more difficult, time-consuming, or costly (although these costs currently unable to be estimated with any degree of certainty), and increase demand on BSG’s systems and resources, particularly after Beacon Street Group, Inc. is no longer an “emerging growth company” or a “smaller reporting company.” The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. Beacon Street Group, Inc.’s management will need to devote a substantial amount of time to ensure that it complies with all of these requirements, diverting the attention of management away from revenue-producing activities. Further, these rules and regulations may make it more difficult and more expensive for BSG to obtain certain types of insurance, including directors’ and officers’ liability insurance, which could make it more difficult for Beacon Street Group, Inc. to attract and retain qualified members of its board of directors. Beacon Street Group, Inc. may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, enhanced legal and regulatory regimes and heightened standards relating to corporate governance and disclosure for public companies result in increased legal and financial compliance costs and make some activities more time consuming.

Pursuant to Section 404, once Beacon Street Group, Inc. is no longer an emerging growth company or a smaller reporting company, it may be required to furnish an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. When Beacon Street Group, Inc.’s independent registered public accounting firm is required to undertake an assessment of its internal control over financial reporting, the cost of complying with Section 404 will significantly increase, and management’s attention may be further diverted from other business concerns, which could adversely affect BSG’s business and results of operations. BSG may need to hire more employees in the future or engage outside consultants to comply with the requirements of Section 404, which will further increase cost and expense.

If Beacon Street Group, Inc. is unable to satisfy its obligations as a public company, it could be subject to delisting of its Class A common stock, fines, sanctions, and other regulatory actions and potentially civil litigation.

If Beacon Street Group, Inc. fails to put in place appropriate and effective internal control over financial reporting and disclosure controls and procedures, it may suffer harm to its reputation and investor confidence levels.

As a privately held company, BSG was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404. As a public company, Beacon Street Group, Inc. will have significant requirements for enhanced financial reporting and internal controls.

The process of designing and implementing effective internal controls is a continuous effort that requires Beacon Street Group, Inc. to anticipate and react to changes in its business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy its reporting obligations as a public company. If Beacon Street Group, Inc. is unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause it to fail to meet its reporting obligations on a timely basis, result in material misstatements in its consolidated financial statements, and harm its operating results. In addition, Beacon Street Group, Inc. will be required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting in the first Annual Report on Form 10-K following the completion of the Business Combination. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. This assessment will need to include disclosure of any material weaknesses identified by Beacon Street Group, Inc.’s management in its internal control over financial reporting. The rules governing the standards that must be met for Beacon Street Group, Inc.’s management to assess its internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert Beacon Street Group, Inc.’s management’s attention from other matters that are important to its business. If Beacon Street Group, Inc.’s is no longer an “emerging growth company” or a “smaller reporting company,” its auditors will be required to issue an attestation report on the effectiveness of its internal controls on an annual basis.

In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, Beacon Street Group, Inc. may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, Beacon Street Group, Inc. may encounter problems or delays in completing the remediation of any deficiencies identified by its independent registered public accounting firm in connection with the issuance of their attestation report. Beacon Street Group, Inc.’s testing, or the subsequent testing (if required) by its independent registered public accounting firm, may reveal deficiencies in its internal control over financial reporting that are deemed to be material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected on a timely basis. Any material weaknesses could result in a material misstatement of Beacon Street Group, Inc.’s annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. The existence of any material weakness would require management to devote significant time and incur significant expense to remediate any such material weakness, and management may not be able to remediate any such material weakness in a timely manner.

If Beacon Street Group, Inc. fails to implement the requirements of Section 404 in the required timeframe once it is no longer an emerging growth company or a smaller reporting company, it may be subject to sanctions or investigations by regulatory authorities, including the SEC and the [NYSE]. Furthermore, if Beacon Street Group, Inc. is unable to conclude that its internal controls over financial reporting is effective, it could lose investor confidence in the accuracy and completeness of its financial reports, the market price of Beacon Street Group, Inc.’s securities could decline, and Beacon Street Group, Inc. could be subject to sanctions or investigations by regulatory authorities. Failure to implement or maintain effective internal control over financial reporting and disclosure controls and procedures required of public companies could also restrict Beacon Street Group, Inc.’s future access to the capital markets.

An active, liquid trading market for Beacon Street Group, Inc.’s securities may not develop or be sustained.

There can be no assurance that an active trading market for Beacon Street Group, Inc.’s Class A common stock and warrants will develop after the Closing, or, if such a market develops, that Beacon Street Group, Inc. will be able to maintain an active trading market for those securities on the [NYSE] or any other exchange in the future. If an active market for Beacon Street Group, Inc.’s securities does not develop or is not maintained after the Business Combination, or if Beacon Street Group, Inc. fails to satisfy the continued listing standards of the [NYSE] for any reason and its securities are delisted, it may be difficult for Beacon Street Group, Inc.’s securityholders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair Beacon Street Group, Inc.’s ability to both raise capital by selling shares of capital stock, attract and motivate employees through equity incentive awards and acquire other companies, products, or technologies by using shares of capital stock as consideration.

The market price and trading volume of Beacon Street Group, Inc.’s securities may be volatile and could decline significantly following the Business Combination.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of Beacon Street Group, Inc.’s Class A common stock and warrants in spite of its operating performance, which may limit or prevent investors from readily selling their Class A common stock or warrants and may otherwise negatively affect the liquidity of Beacon Street Group, Inc.’s Class A common stock or warrants. There can be no assurance that the market price of Class A common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	actual or anticipated fluctuations in BSG’s annual or quarterly financial condition and operating results;

•	actual or anticipated changes in BSG’s growth rate relative to its competitors;

•	failure to meet or exceed financial estimates and projections of the investment community or that Beacon Street Group, Inc. provides to the public;

•	speculation in the press or investment community about BSG’s business or industry;

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issuance of new or updated research or reports by securities analysts, or the failure of securities analysts to provide adequate coverage of Beacon Street Group, Inc.’s Class A common stock in the future;

•	fluctuations in the valuation of companies perceived by investors to be comparable to Beacon Street Group;

•	Class A common stock or warrant price and volume fluctuations attributable to inconsistent trading volume levels of Beacon Street Group, Inc.’s Class A common stock or warrants;

•	additions or departures of key personnel;

•	disputes or other developments related to proprietary rights;

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additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting BSG’s business or enforcement of these laws and regulations, or announcements relating to these matters;

•	announcement or expectation of additional equity or debt financing efforts;

•	equity sales by Beacon Street Group, Inc., the BSG Members, Beacon Street Group, Inc.’s insiders, or its other stockholders;

•	general economic and market conditions, including any impacts associated with the COVID-19 pandemic; and

•	other factors described in this “Risk Factors” section and elsewhere in this proxy statement/consent solicitation statement/prospectus.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about BSG’s business, the price and trading volume of Beacon Street Group, Inc.’s securities could decline.

The trading market for Beacon Street Group, Inc.’s securities depends in part on the research and reports that securities or industry analysts publish about BSG or its business. BSG will not control these analysts, and the analysts who publish information about BSG may have relatively little experience with BSG or its industry, which could affect their ability to accurately forecast Beacon Street Group, Inc.’s results and could make it more likely that Beacon Street Group, Inc. fails to meet their estimates. If few or no securities or industry analysts cover Beacon Street Group, the trading price for Beacon Street Group, Inc.’s securities would be negatively impacted. If one or more of the analysts who covers BSG downgrades Beacon Street Group, Inc.’s securities, publishes incorrect or unfavorable research about BSG, ceases coverage of BSG, or fails to publish reports on BSG regularly, demand for and visibility of Beacon Street Group, Inc.’s securities could decrease, which could cause the price or trading volumes of Beacon Street Group, Inc.’s securities to decline.

Beacon Street Group, Inc. may be subject to securities class action, which may harm its business and operating results.

Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Beacon Street Group, Inc. may be the target of this type of litigation in the future. Securities litigation against Beacon Street Group, Inc. could result in substantial costs and damages, and divert management’s attention from other business concerns, which could seriously harm BSG’s business, results of operations, financial condition, or cash flows.

Beacon Street Group, Inc. may also be called on to defend itself against lawsuits relating to its business operations. Some of these claims may seek significant damages amounts. Due to the inherent uncertainties of litigation, the ultimate outcome of any such proceedings cannot be accurately predicted. A future unfavorable outcome in a legal proceeding could have an adverse impact on BSG’s business, financial condition, and results of operations. In addition, current and future litigation, regardless of its merits, could result in substantial legal fees, settlements, or judgment costs and a diversion of management’s attention and resources that are needed to successfully run BSG’s business.